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                                                                     EXHIBIT 5.1



                         [SIDLEY & AUSTIN LETTERHEAD]





                                 August 1, 1996



Marks Bros. Jewelers, Inc.
155 North Wacker Drive
Suite 500
Chicago, Illinois  60606

                 Re: Series C Senior Subordinated Notes Due 2004 and Series D Senior Subordinated Notes Due 20004


Dear Ladies and Gentlemen:

                 We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed by Marks Bros. Jewelers, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $12,000,000 aggregate principal amount of the Company's Series C Senior Subordinated Notes Due 2004 (the "Series C Notes"), $8,000,000 aggregate principal amount of the Company's Series D Senior Subordinated Notes Due 2004 (the "Series D Notes," and together with the Series C Notes, the "Debt Securities"), and $2,255,000 aggregate principal amount of the Company's Series A Senior Subordinated Notes Due 2004 (the "Resale Series A Notes"). The Debt Securities are to be issued, and the Resale Series A Notes were issued, under the Indenture (as it is to be supplemented, the "Indenture") dated as of April 15, 1996 as it is to be supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Company intends to offer, upon the terms and subject to the
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                          [SIDLEY & AUSTIN LETTERHEAD]



Marks Bros. Jewelers, Inc.
August 1,  1996
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conditions set forth in the Registration Statement, to exchange (the "Exchange
Offer") (i) $1,000 principal amount of the Series C Notes for each $1,000 principal amount of the Company's outstanding Series A Senior Subordinated Notes Due 2004 (the "Series A Notes"), of which $12,000,000 aggregate principal amount is outstanding, and (ii) $1,000 principal amount of the Series D Notes for each $1,000 principal amount outstanding of the Company's Series B Senior Subordinated Notes Due 2004 (the "Series B Notes," and, together with the Series A Notes, the "Old Notes"). The Resale Series A Notes are being registered under the Securites Act for resale by the selling notholder (the "Selling Noteholder") named in the Registration Statement.

          We are familiar with the proceedings to date with respect to the proposed issuance and delivery of the Debt Securities and the resale of the Resale Series A Notes and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for our opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. All necessary action has been taken by the Company's Board of Directors to authorize the issuance of the Debt Securities, and no action by the stockholders of the Company is required.

          3. The Resale Series A Notes are legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).
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                          [SIDLEY & AUSTIN LETTERHEAD]



Marks Bros. Jewelers, Inc.
August 1,  1996
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          4.  The Debt Securities issued upon acceptance of the Exchange Offer will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
      (i) the First Supplemental Indenture shall have been executed, delivered and shall have become effective, (ii) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) such Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the holders of the Old Notes in accordance with the terms and conditions of the Exchange Offer.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the offer and exchange of the Debt Securities.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                                 Very truly yours,




                                                 SIDLEY & AUSTIN